EXHIBIT 99.1

Anchor BanCorp Wisconsin Inc. Announces Third Quarter Earnings

MADISON, Wis., Feb. 5, 2008 (PRIME NEWSWIRE) -- Anchor BanCorp Wisconsin Inc. (Nasdaq:ABCW) announced net income of $6.3 million for the quarter ended December 31, 2007, and net income of $25.5 million for the nine-month period ended December 31, 2007. This compares to $10.4 million for the same quarter in 2006 and $30.7 million for the nine-month period ended December 31, 2006.

Douglas J. Timmerman, Chairman, noted, "The decline in our net income for the quarter was driven by an increase in our provision for loan losses of $4.4 million. Reserves were increased in recognition of the challenging environment presented by the softening economy and downturn in the real estate market." During the quarter ended December 31, 2007 loan loss provisions were increased to $7.8 million versus $3.4 million for the same period a year ago. Net income declined by $4.1 million.

"While we face a difficult economic environment right now, we continue to strategically grow our strong franchise," continued Timmerman. "In January 2008 we opened new branches in Ashwaubenon, near Green Bay, in Brookfield, near Milwaukee, and completed our acquisition of S&C Bank in Northwest Wisconsin. The addition of the S&C Bank offices will add approximately $438 million to our asset base. All of these new offices will help expand our lending and deposit generating base."

Diluted earnings per share were $.30 for the quarter ended December 31, 2007, as compared to $.48 for the same quarter last year. Diluted earnings per share were $1.21 for the nine-month period ended December 31, 2007, which compares to $1.42 for the nine-month period for the same period last year. Book value increased to $15.98 as of December 31, 2007, up 3.43% versus the prior year.

During the quarter ended December 31, 2007, 60,000 shares were purchased under a previously authorized repurchase program. The repurchases are made from time to time in open-market and/or negotiated transactions as, in the opinion of management, market conditions may warrant.

Anchor BanCorp's stock is traded on the over-the-counter market under the NASDAQ symbol ABCW. AnchorBank fsb, the wholly-owned subsidiary, has 61 full service offices and two loan origination only offices. All are located in Wisconsin.

For more information, contact Dale C. Ringgenberg, CFO at (608) 252-1810 or Douglas J. Timmerman, Chairman, at (608) 252-8782.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Anchor BanCorp. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general economic conditions, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines affecting reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp's forward-looking statements.

                        ANCHOR BANCORP WISCONSIN INC.
                            FINANCIAL HIGHLIGHTS
 --------------------------------------------------------------------
             (Dollars in thousands - except per share amounts)
                                  (Unaudited)

                              Three Months Ended  Nine Months Ended
                                 December 31,        December 31,
                              ------------------  ------------------
                                 2007      2006      2007      2006
                              ------------------  ------------------
 Operations Data:
  Net interest income         $ 31,338  $ 32,529  $ 93,939  $ 98,212
  Provision for loan losses      7,792     3,375    12,158     7,205
  Net gain on sale of loans      1,468       776     3,869     2,995
  Real estate investment
   partnership revenue           1,012     8,009     8,166    16,126
  Other non-interest income      9,430     7,331    25,453    23,358
  Real estate investment
   partnership cost of
   sales                           932     7,115     7,941    14,454
  Other non-interest
   expense                      24,180    22,443    69,386    68,457
  Minority interest in
   income (loss) of real
   estate partnership
   operations                      (81)      (31)     (359)      332
  Income before income
   taxes                        10,425    15,743    42,301    50,243
  Income taxes                   4,096     5,308    16,812    19,500
  Net income                     6,329    10,435    25,489    30,743

 Selected Financial Ratios
  (a):
  Yield on earning assets         6.68%     6.81%     6.79%     6.70%
  Cost of funds                   4.01      3.92      4.06      3.70
  Interest rate spread            2.67      2.89      2.73      3.00
  Net interest margin             2.83      3.05      2.88      3.14
  Return on average assets        0.54      0.93      0.74      0.94
  Return on average equity        7.44     12.51     10.06     12.45
  Average equity to average
   assets                         7.31      7.45      7.40      7.53
  Non-interest expense to
   average assets                 2.16      2.64      2.26      2.53

 Per Share:
  Basic earnings per share    $   0.30  $   0.49  $   1.22  $   1.43
  Diluted earnings per
   share                          0.30      0.48      1.21      1.42
  Dividends per share             0.18      0.17      0.53      0.50
  Book value per share           15.98     15.45     15.98     15.45

                                        December 31,
                                  -----------------------     Percent
                                     2007         2006        Change
                                  -----------------------   ----------
 Financial Condition:
  Total assets                    $4,725,773   $4,505,896      4.9%
  Loans receivable, net
   Held for sale                       6,170        4,470      38.0
   Held for investment             3,941,891    3,834,381       2.8
  Investment securities available
   for sale, at fair value           146,496       41,990     248.9
  Mortgage-related securities
   available for sale, at fair
   value                             270,528      258,685       4.6
  Mortgage-related securities
   held to maturity, at amortized
   cost                                   62           70     (11.4)
  Deposits                         3,145,551    3,240,540      (2.9)
  Borrowings                       1,150,914      841,219      36.8
  Stockholders' equity               341,084      336,522       1.4
  Allowance for loan losses           28,761       20,031      43.6
  Non-performing assets               87,002       39,484     120.3

 ---------------------------------------------------------------------
 (a) Annualized when appropriate.

                      ANCHOR BANCORP WISCONSIN INC.
               CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
 ---------------------------------------------------------------------

                                             December 31,   March 31,
                                                 2007         2007
                                              (Unaudited)
                                             ------------------------
                                                  (In Thousands)
 Assets
  Cash and cash equivalents                  $   120,102  $   122,038
  Investment securities available for sale,
   at fair value                                 146,496       73,545
  Mortgage-related securities available for
   sale, at fair value                           270,528      247,971
  Mortgage-related securities held to
   maturity, at amortized cost                        62           68
  Loans receivable, net
   Held for sale                                   6,170        4,474
   Held for investment                         3,941,891    3,874,049
  Foreclosed properties and repossessed
   assets, net                                     7,620        7,411
  Real estate held for development and sale       59,170       60,303
  Office properties and equipment                 32,360       32,034
  Other assets                                   141,374      117,792
                                             -----------  -----------
   Total assets                              $ 4,725,773  $ 4,539,685
                                             ===========  ===========
 Liabilities and Stockholders' Equity
  Deposits
   Non-interest bearing                      $   217,094  $   241,234
   Interest bearing                            2,928,457    3,007,012
                                             -----------  -----------
   Total deposits                              3,145,551    3,248,246
 Short-term borrowings                           543,265      472,400
 Long-term borrowings                            607,649      428,077
  Other liabilities                               82,027       46,610
                                             -----------  -----------
   Total liabilities                           4,378,492    4,195,333
                                             -----------  -----------

  Minority interest in real estate
   partnerships                                    6,197        7,486
                                             -----------  -----------

  Preferred stock, $.10 par value,
   5,000,000 shares authorized, none
   outstanding                                        --           --
  Common stock, $.10 par value, 100,000,000
   shares authorized, 25,363,339 shares
   issued                                          2,536        2,536
  Additional paid-in capital                      72,140       72,122
  Retained earnings, substantially
   restricted                                    372,807      359,570
  Accumulated other comprehensive income
   (loss)                                            339         (542)
  Treasury stock (4,025,382 shares and
   3,394,245 shares, respectively), at cost     (101,372)     (91,751)
  Deferred compensation obligation                (5,366)      (5,069)
                                             -----------  -----------
   Total stockholders' equity                    341,084      336,866
                                             -----------  -----------
   Total liabilities, minority interest and
    stockholders' equity                     $ 4,725,773  $ 4,539,685
                                             ===========  ===========

                         ANCHOR BANCORP WISCONSIN INC.
                       CONSOLIDATED STATEMENTS OF INCOME
 ---------------------------------------------------------------------
                                  (Unaudited)

                              Three Months Ended    Nine Months Ended
                                 December 31,          December 31,
                               2007       2006       2007       2006
                            --------------------  --------------------
                            (In Thousands - except per share amounts)

 Interest income:
  Loans                     $  68,732  $  67,265  $ 206,477  $ 194,779
  Mortgage-related
   securities                   3,143      3,112      9,177      9,078
  Investment securities         1,060      1,386      3,619      3,583
  Interest-bearing deposits     1,102        814      2,134      1,884
                            ---------  ---------  ---------  ---------
   Total interest income       74,037     72,577    221,407    209,324
 Interest expense:
  Deposits                     31,036     30,746     93,906     84,720
  Short-term borrowings         8,048      4,220     23,180     10,032
  Long-term borrowings          3,615      5,082     10,382     16,360
                            ---------  ---------  ---------  ---------
   Total interest expense      42,699     40,048    127,468    111,112
                            ---------  ---------  ---------  ---------
   Net interest income         31,338     32,529     93,939     98,212
 Provision for loan losses      7,792      3,375     12,158      7,205
                            ---------  ---------  ---------  ---------
   Net interest income
    after provision for
    loan losses                23,546     29,154     81,781     91,007
 Non-interest income:
 Real estate investment
  partnership revenue           1,012      8,009      8,166     16,126
 Loan servicing income          1,380      1,155      4,235      3,569
 Credit enhancement income        426        418      1,271      1,252
 Service charges on deposits    3,191      2,684      9,430      7,629
 Investment and insurance
  commissions                   1,016      1,002      3,056      2,800
 Net gain on sale of loans      1,468        776      3,869      2,995
 Net gain (loss) on sale of
  investments and mortgage-
  related securities               --         --         15       (283)
 Other revenue from real
  estate operations             2,750        863      4,965      4,585
 Other                            667      1,209      2,481      3,806
                            ---------  ---------  ---------  ---------
   Total non-interest income   11,910     16,116     37,488     42,479
 Non-interest expense:
  Compensation                 11,358     11,340     33,929     33,645
  Real estate investment
   partnership cost of sales      932      7,115      7,941     14,454
  Occupancy                     1,882      1,904      5,756      5,888
  Furniture and equipment       1,626      1,418      4,650      4,465
  Data processing               1,510      1,445      4,518      4,505
  Marketing                     1,086      1,152      3,256      3,463
  Other expenses from real
   estate partnership
   operations                   2,894      1,878      6,776      6,635
  Other                         3,824      3,306     10,501      9,856
                            ---------  ---------  ---------  ---------
   Total non-interest
    expense                    25,112     29,558     77,327     82,911
                            ---------  ---------  ---------  ---------
  Minority interest in
   income (loss) of real
   estate partnership
   operations                     (81)       (31)      (359)       332
                            ---------  ---------  ---------  ---------
   Income before income
    taxes                      10,425     15,743     42,301     50,243
 Income taxes                   4,096      5,308     16,812     19,500
                            ---------  ---------  ---------  ---------
   Net income               $   6,329  $  10,435  $  25,489  $  30,743
                            =========  =========  =========  =========

 Earnings per share:
 Basic                      $    0.30  $    0.49  $    1.22  $    1.43
 Diluted                         0.30       0.48       1.21       1.42

CONTACT:  Anchor BanCorp Wisconsin Inc.
          Dale C. Ringgenberg, CFO
            (608) 252-1810
          Douglas J. Timmerman, Chairman
            (608) 252-8782